Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305 (b) (2)

THE BANK OF NOVA SCOTIA TRUST COMPANY OF

NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5691211
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. employer Identification number)

One Liberty Plaza

New York, N.Y.	10006
(Address of principal executive office)	(Zip code)

N/A

Name, address and telephone number of agent for service

American Greetings Corporation

(Exact name of obligor as specified in its charter)

Ohio

(State or other jurisdiction of incorporation or organization)

34-0065325

(I.R.S. employer identification no.)

One American Road

Cleveland, Ohio	44144
(Address of principal executive offices)	(Postal Code)

Debt Securities

Item 1.	General Information

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

State of New York Banking Department

One State Street

New York, NY 10004-1511

(b) Whether it is authorized to exercise corporate trust powers.

The Trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliation with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

The obligor is not an affiliate of the Trustee.

Item 3. through Item 15. Not applicable.

Item 16.	List of Exhibits.

List below all exhibits filed as part of this statement of eligibility.

Exhibit 1 - Copy of the Organization Certificate of the Trustee as now in effect.

(Exhibit 1 to T-1 to Registration Statement No. 333-6688).

Exhibit 2 - Copy of the Certificate of Authority of the Trustee to commence business.

(Exhibit 2 - to T-1 to Registration Statement No. 333-6688).

Exhibit 3 - None; authorization to exercise corporate trust powers is contained in the documents identified above as Exhibits 1 and 2.

Exhibit 4 - Copy of the existing By-Laws of the Trustee. (Exhibit 4 to T-1 to

Registration Statement No. 333-6688).

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust

Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement

No. 333-27685).

Exhibit 7 - Copy of the latest Report of Condition of the Trustee

                  As of June 30, 2011.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, The Bank of Nova Scotia Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of November, 2011.

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By:	/s/ John F. Neylan
John F. Neylan
Trust Officer

Exhibit 7

The Bank of Nova Scotia Trust Company of New York
Legal Title of Bank

New York
City

New York	10006
State	Zip Code

FDIC Certificate Number / / / / / /

Consolidated Report of Condition for Insured Commercial

and State-Chartered Savings Banks for June 30, 2011

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
ASSETS
1.	Cash and balances due from depository institutions (from Schedule RC-A):
	a. Noninterest-bearing balances and currency and coin(1)		0081			839	1.a.
	b. Interest-bearing balances(2)		0071		9	000	1.b.
2.	Securities:
	a. Held-to-maturity securities (from Schedule RC-B, column A)		1754		7	264	2.a.
	b. Available-for-sale securities (from Schedule RC-B, column D)		1773			0	2.b.
3.	Federal funds sold and securities purchased under agreement to resell		1350
	a. Federal Funds sold		B987			0	3.a.
	b. Securities purchased under agreements to resell(3)		B989			0	3.b.
4.	Loans and lease financing receivable (from Schedule RC-C):
	a. Loans and leases held for sale		5369			0	4.a.
	b. Loans and leases, net of unearned income	B528					4.b.
	c. LESS: Allowance for loan and lease losses	3123					4.c.
	d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)		B529			0	4.d.
5.	Trading assets (from Schedule RC-D)		3545			0	5.
6.	Premises and fixed assets (including capitalized leases)		2145			0	6.
7.	Other real estate owned (from Schedule RC-M)		2150			0	7.
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)		2130			0	8.
9.	Direct and indirect investments in real estate ventures		2155			0	9.
10.	Intangible assets:
	a. Goodwill		3163			0	10.a.
	b. Other intangible assets (from Schedule RC-M)		0426			0	10.b.
11.	Other assets (from Schedule RC-F)		2160			260	11.
12.	Total assets (sum of items 1 through 11)		2170		17	363	12.

(1)	Includes cash items in process of collection and unposted debits.
(2)	Includes time certificates of deposit not held for trading.
(3)	Includes all securities resale agreements, regardless of maturity.

SCHEDULE RC-CONTINUED

Dollar Amounts in Thousands			RCON	Bil	Mil	Thou
LIABILITIES
13.	Deposits:
	a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)		2200			0	13.a.
	(1) Noninterest-bearing(l)	6631					13.a.(1)
	(2) Interest-bearing	6636					13.a.(2)
	b. Not applicable
14.	Federal funds purchased and securities sold under agreements to repurchase		2800			0	14.
	a. Federal Funds purchased(2)		B993			0	14.a.
	b. Securities sold under agreements to purchase(3)		B995			0	14.b.
15.	Trading liabilities (from Schedule RC-D)		3548			0	15.
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)(from Schedule RC-M)		3190			0	16.
17.	and 18. Not applicable
19.	Subordinated notes and debentures(4)		3200			0	19.
20.	Other liabilities (from Schedule RC-G)		2930		1	894	20.
21.	Total liabilities (sum of items 13 through 20)		2948		1	894	21.
22.	Not applicable					0
EQUITY CAPITAL
	Bank Equity Capital
23.	Perpetual preferred stock and related surplus		3838			0	23.
24.	Common stock		3230		1	000	24.
25.	Surplus (exclude all surplus related to preferred stock)		3839		10	030	25.
26.	a. Retained earnings		3632		4	439	26.a.
	b. Accumulated other comprehensive income(5)		B530			0	26.b.
	c. Other equity capital components(6)		A130			0	26.c
27.	a. Total bank equity capital (sum of items 23 through 26.c)		3210		15	469	27.a.
	b. Noncontrolling (minority) interests in consolidated subsidiaries		3000			0	27.b.
28.	Total equity capital (sum of items 27.a through 27.b)		3210		15	469	28.
29.	Total liabilities and equity capital (sum of items 21, and 28)		3300		17	363	29.

Memorandum

To be reported with the March Report of Condition.

	RCON	Number
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2010	6724	M.1.

1 =	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 =	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 =	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 =	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 =	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =	Review of the bank’s financial statements by external auditors

7 =	Compilation of the bank’s financial statements by external auditors

8 =	Other audit procedures (excluding tax preparation work)

9 =	No external audit work

To be reported with the March Report of Condition.	RCON	MM	DD
2. Bank’s fiscal year-end date	8678

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.”
(3)	Includes all securities repurchase agreements, regardless of maturity.
(4)	Includes limited-life preferred stock and related surplus.
(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.